UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 26, 2017

MaxPoint Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36864	20-5530657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Carrington Mill Blvd., Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices, including zip code)

(800) 916-9960
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 27, 2017, MaxPoint Interactive, Inc. (the “Company”) entered into an Agreement and Plan of Merger with Harland Clarke Holdings Corp. (“Parent”) and Mercury Merger Sub, Inc. (“Purchaser”) (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company's common stock, $0.00005 par value per share, at a price of $13.86 per share (the “Offer Price”) net to the Company's stockholders in cash, less any withholding taxes. The Company’s board of directors has unanimously approved, and determined to recommend that the stockholders of the Company accept, the Offer.

Outstanding Company equity awards will be treated as follows: (i) each vested in-the-money option will be cashed out at closing  for an amount equal to the difference between the Offer Price and the option exercise price; (ii) all out-of-money options will be cancelled for no consideration at closing; (iii) each vested RSU will be cashed out at closing for an amount equal to the Offer Price; (iv) each unvested stock option and unvested RSU outstanding as of immediately prior to the closing that would have vested on or prior to December 31, 2017 in the ordinary course will vest in full at closing and be cashed out as set forth above; and (v) all other unvested equity awards will be canceled.

Parent and Purchaser have agreed to commence the Offer as promptly as practicable, but no later than September 11, 2017 or such other date as the parties may agree. The consummation of the Offer will be conditioned on (i) there having been validly tendered and not validly withdrawn shares that represent a majority of the total number of shares issued and outstanding at the time of the expiration of the Offer, (ii) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the Merger Agreement not having been terminated in accordance with its terms and (iv) other customary conditions contained on Annex A to the Merger Agreement.

Following the consummation of the Offer, the parties have agreed that, following the satisfaction or waiver of the other conditions to the closing of the merger, Parent shall execute a “short-form” merger (the “Merger”) pursuant to Section 251(h) of the Delaware General Corporation Law, which will not require any vote or consent of the Company’s stockholders. As a result of the Merger, each issued and outstanding share of the Company's common stock (other than shares of Company common stock held by Parent and its subsidiaries or held by the Company, or held by stockholders who are entitled to exercise, and who properly exercise, appraisal rights) that is not tendered pursuant to the Offer will be converted into the right to receive an amount in cash equal to the Offer Price on the terms and conditions set forth in the Merger Agreement. Following the effective time of the Merger, the separate corporate existence of Purchaser shall cease, and the Company shall continue as the surviving corporation in the Merger and become an indirect subsidiary of Parent.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, a covenant of the Company not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to allow the Company’s board of directors to exercise its fiduciary duties.

During the one-year period following closing, Parent will provide Company employees who would continue to be employed by the Company with (a) base salary and target bonus opportunities that are substantially comparable to the compensation provided to such employees by the Company and (b) benefits that are substantially comparable to the benefits provided to such employees by the Company or to similarly situated Parent employees.

The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent, or its designee, a termination fee of $3,864,000.

In the event the conditions to consummating the Offer have been met on the date the Offer would otherwise expire and Purchaser does not accept for payment and pay for the tendered shares as a result of Parent not having received the full amount of Parent’s debt financing, the Company may terminate the Merger Agreement and Parent shall be required to pay the Company a termination fee equal to $5,313,000.

Assuming the satisfaction of applicable conditions, the parties expect the transaction to close in the fourth quarter of 2017.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Purchaser or their affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of that agreement and as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by information in a confidential disclosure schedule that the parties have exchanged in connection with signing the Merger Agreement and made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Support Agreement

In connection with the Offer and Merger, and concurrently with entering into the Merger Agreement, Parent and Purchaser entered into a Tender and Support Agreement, dated as of August 27, 2017 (the “Support Agreement”), with Trinity Ventures X, L.P., Trinity X Side-by-Side Fund, L.P., Trinity X Entrepreneurs’ Fund, L.P., Trinity TVL X, LLC, TVL Management Corporation, Madrona Venture Fund IV, LP, Madrona Venture Fund IV-A, LP, Madrona Investment Partners IV, LP, Madrona IV General Partner, LLC and Joseph Epperson (each, a “Supporting Stockholder”), solely in their respective capacities as stockholders of the Company and severally and not jointly. The Support Agreement obligates each Supporting Stockholder to tender their Shares in the Offer and otherwise support the transactions contemplated by the Merger Agreement. The Supporting Stockholders beneficially owned, as of August 24, 2017, 3,341,137 shares of Company common stock, which represent approximately 49.4% of the outstanding Shares.

The Support Agreement terminates automatically upon the first to occur of (i) the Merger Agreement is terminated in accordance with its terms, (ii) upon the closing of the Merger, (iii) the consummation of the Offer, (iv) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount or changes the form or, subject to certain exceptions, timing of the consideration payable to Company stockholders under the Merger Agreement and (v) the mutual written consent of Parent, Purchaser and the Supporting Stockholders. In addition, in the event the Company terminates the Merger Agreement to enter into a Superior Proposal (as defined in the Merger Agreement) and consummates such Superior Proposal, each Supporting Stockholder shall pay to Parent 40% of the incremental difference between the price per share paid under the Merger Agreement and under the Superior Proposal.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Non-Compete Agreements

In connection with the Offer and Merger, and concurrently with entering into the Merger Agreement, certain executive officers of the Company entered into a Restrictive Covenant Agreement by and between such executive officer and the Company, Parent, and Purchaser, effective August 27, 2017.  Each Restrictive Covenant Agreement provides that from August 27, 2017 through such executive officer’s employment with the Company and for a period of one (1) year after the termination of such employment by the Company or such executive officer for any reason or no reason, such executive officer shall not, and such executive officer shall cause his or her “affiliates” not to, except in certain circumstances, (i) compete, as described in the Restrictive Covenant Agreement, in the Company’s “Business,” as defined in the Restrictive Covenant Agreement, (ii) solicit or interfere with the Company’s Business, as described in the Restrictive Covenant Agreement, or (iii) solicit or interfere with the Company’s employees or consultants, as described in the Restrictive Covenant Agreement.  The parties also agree not to disparage each other, and the executive officers also agree to certain confidentiality obligations, in each case, as described in the Restrictive Covenant Agreement.

The foregoing description of the form of Restrictive Covenant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restrictive Covenant Agreement, a form of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Debt Commitments

Parent has obtained debt financing commitments related to the transactions contemplated by the Merger Agreement. Parent has represented to the Company that the aggregate net proceeds from the debt financing, together with other cash available to Parent, will be sufficient for Parent to pay the aggregate tender offer and merger consideration and all related fees and expenses required to be paid on the date of such payment. Credit Suisse AG (the “Lender”) has committed to provide debt financing for the transaction on the terms and subject to the conditions set forth in a commitment letter dated as of August 27, 2017 (the “Debt Commitment Letter”). The obligations of the Lender to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including, without limitation, execution and delivery by the borrowers and the guarantors of definitive documentation consistent with the Debt Commitment Letter and the documentation standards specified therein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2017, the Company’s board of directors approved certain lump-sum cash bonuses payable to certain limited employees of the Company, including Brad Schomber ($75,000), a named executive officer, payable at the closing of the Merger, in each case contingent upon the closing of the Merger, the employee’s continued service with the Company through the closing of the Merger (unless otherwise determined by the Company) and, if so determined by the Company, the employee’s providing the Company and its successor with an effective release of claims.

Item 7.01. Regulation FD Disclosure.

Parent's subsidiary Valassis and MaxPoint issued a joint press release on August 28, 2017 announcing the transactions contemplated by the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.2 and is incorporated herein by reference.

Notice to Investors

This current report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of MaxPoint common stock described in this current report on Form 8-K has not yet commenced. At the time the planned offer is commenced Purchaser will file a tender offer statement on Schedule TO with the Securities and Exchange Commission and MaxPoint will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Those materials will be made available to MaxPoint security holders for free. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov.

Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the federal securities laws, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Parent, Purchaser and MaxPoint operate; the uncertainty of regulatory approvals; the parties’ ability to satisfy the tender offer conditions and conditions to the merger agreement and consummate the transaction and the timing thereof; the availability of financing on attractive terms or at all; the ability to realize anticipated growth; MaxPoint’s performance and maintenance of employee, customer and other important business relationships; and the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in MaxPoint’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. The forward-looking statements made herein speak only as of the date of this current report on Form 8-K and none of Parent, Purchaser or MaxPoint, or any of their respective affiliates, assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
2.1*	Agreement and Plan of Merger among Harland Clarke Holdings Corp., Mercury Merger Sub, Inc. and MaxPoint Interactive, Inc. dated August 27, 2017.
99.1	Tender and Support Agreement, dated as of August 27, 2017, by and among Harland Clarke Holdings Corp., Mercury Merger Sub, Inc. and certain stockholders of MaxPoint, Interactive, Inc.
99.2	Form of Restrictive Covenant Agreement.
99.3	Joint Press Release of Valassis and MaxPoint Interactive, Inc. dated August 28, 2017.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MaxPoint Interactive, Inc.

By:	/s/ Brad Schomber
Brad Schomber
Chief Financial Officer

Dated: August 28, 2017

EXHIBIT INDEX

Exhibit
No.	Description
2.1*	Agreement and Plan of Merger among Harland Clarke Holdings Corp., Mercury Merger Sub, Inc. and MaxPoint Interactive, Inc. dated August 27, 2017.
99.1	Tender and Support Agreement, dated as of August 27, 2017, by and among Harland Clarke Holdings Corp., Mercury Merger Sub, Inc. and certain stockholders of MaxPoint, Interactive, Inc.
99.2	Form of Restrictive Covenant Agreement.
99.3	Joint Press Release of Valassis and MaxPoint Interactive, Inc. dated August 28, 2017.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted schedules.